UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 19, 2008

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Grants Pursuant to the CryoLife, Inc. 2007 Executive Incentive Plan

On February 19, 2008, the Compensation Committee of the CryoLife, Inc. Board of Directors approved the 2008 bonus program and award agreements under the CryoLife, Inc. 2007 Executive Incentive Plan (the “Plan”) to specified participants, including the named executive officers disclosed in the Summary Compensation Table in CryoLife’s 2007 Proxy Statement.  The range of potential bonuses for the participants varies.  Subject to meeting minimum performance thresholds, CryoLife executive officers may earn bonuses as follows:

•
Based on the Company’s adjusted net income for 2008, from 12% to 39.9% of base salary for Mr. Anderson, from 12% to 39.9% of base salary for Mr. Lee, from 7% to 23.3% of base salary for Dr. Heacox, from 5.2% to 17.5% of base salary for Mr. Seery and from 6% to 19.9% of base salary for Mr. Fronk.  Adjusted net income excludes interest expense, interest income, stock compensation (other than stock compensation related to the 2007 Executive Incentive Plan and the 2008 program under it), other income and expense, and income taxes;

•
Based on the Company’s adjusted annual revenues for 2008, from 12% to 36% of base salary for Mr. Anderson, from 12% to 36% of base salary for Mr. Lee, from 7% to 21% of base salary for Dr. Heacox, from 8.8% to 26.3% of base salary for Mr. Seery and from 6% to 18% of base salary for Mr. Fronk.  The minimum adjusted revenue bonuses are earned at an adjusted revenue threshold of $95,280,000, and the maximum adjusted revenue bonuses are earned at an adjusted revenue level of $116,454,000.  Adjusted annual revenues consist solely of revenues from cardiac and vascular allograft tissue processing, BioGlue and CardioWrap;

•
Based on a subjective personal performance review, up to 15% of base salary for Mr. Anderson, up to 15% of base salary for Mr. Lee, up to 8.8% of base salary for Dr. Heacox, up to 8.8% of base salary for Mr. Seery and up to 7.5% of base salary for Mr. Fronk.  In considering personal performance, the Committee will consider the recommendations of management for all officers other than Mr. Anderson, as well as its own subjective judgment.

Pursuant to the terms of the Plan, unless otherwise determined by the Committee, the bonus will be payable 70% in cash and 30% in unrestricted performance shares of common stock pursuant to the CryoLife 2004 Employee Stock Incentive Plan, valued in accordance with the provisions of that plan.

Additional performance bonuses of up to 20% of the participants’ base salaries may be earned if specified additional adjusted net income targets, calculated as described above, are reached, which reflect performance improvements beginning at the top of the adjusted income range in the primary bonus plan and continuing upwards.

Option and Restricted Stock Grants and 2007 Bonus Payouts to Named Executive Officers

On February 19, 2008, the Compensation Committee also granted stock options and restricted stock under the 2004 Employee Stock Incentive Plan to the named executive officers, as follows:

•	Steven G. Anderson: stock options to purchase 63,750 shares of CryoLife common stock and 10,625 shares of restricted CryoLife common stock;

•	D. Ashley Lee: stock options to purchase 37,500 shares of CryoLife common stock and 6,250 shares of restricted CryoLife common stock;

•	Albert E. Heacox, Ph.D.: stock options to purchase 22,500 shares of CryoLife common stock and 3,750 shares of restricted CryoLife common stock;

•	Gerald B. Seery: stock options to purchase 22,500 shares of CryoLife common stock and 3,750 shares of restricted CryoLife common stock; and

•	David M. Fronk: stock options to purchase 15,000 shares of CryoLife common stock and 2,500 shares of restricted CryoLife common stock.

The options and restricted stock are governed by the terms of the plan and separate option and restricted stock agreements.  Options will be incentive stock options to the extent permissible under the Internal Revenue Code of 1986, as amended.  The forms of incentive and non-qualified option grant agreements under the 2004 Employee Stock Incentive Plan are attached hereto as Exhibits 10.1 and 10.2. The form of restricted stock agreement is on file with the Commission.

The option agreements provide in part that the options will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on February 25, 2008 and will become exercisable, subject to the employee remaining continuously employed by CryoLife, as follows: one-third of the shares will become exercisable on the first anniversary of February 25, 2008, and an additional one-third will become exercisable on each subsequent anniversary thereof until all shares (100%) of the option are exercisable (on the third anniversary, assuming continuous employment). The option has a term of seven years but the option may terminate earlier as stated in the option agreement.

The restricted stock will vest on February 19, 2011 if the grantee remains in the continuous employ of the Company. Any unvested portion of the grant will be forfeited upon the grantee’s ceasing to serve as an employee of the Company for any reason.

On February 19, 2008, the Compensation Committee also approved payouts under the 2007 bonus awards under the 2007 Executive Incentive Plan.  The awards were authorized to be paid in accordance with the previously authorized terms of the awards, as described in the CryoLife 2007 Proxy Statement and Form 8-K filed on February 20, 2007.

Salary Increases for Named Executive Officers

On February 19, 2008, effective as of the beginning of the next payroll period, the Compensation Committee approved annual base salary increases for the named executive officers as follows:

•	Mr. Lee, a 3.2049% cost of living salary increase based on the percentage increase in the Consumer Price Index, from $340,000 to $350,897;

•	Dr. Heacox, a 6% salary increase, from $265,650 to $281,589;

•	Mr. Seery, a 10% salary increase, from $250,000 to $275,000; and

•	Mr. Fronk, a 6% salary increase, from $240,000 to $254,400.

Mr. Anderson also received a 3.2049% cost of living salary increase based on the percentage increase in the Consumer Price Index, from $600,000 to $619,229, in accordance with the terms of his amended and restated employment agreement.

Section 9  Financial Statements and Exhibits.

Item 9.01(c)  Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Incentive Employee Stock Option Agreement and Grant pursuant to the CryoLife, Inc. 2004 Employee Stock Incentive Plan.

10.2	Form of Non-Qualified Employee Stock Option Agreement and Grant pursuant to the CryoLife, Inc. 2004 Employee Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: February 25, 2008	By: /s/ D.A. Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer